EXECUTION COPY
    TRANSITION AND SEPARATION AGREEMENT

    This Transition and Separation Agreement (the “Agreement”) by and between John Nicols (“Executive”) and Codexis, Inc., a Delaware corporation (the “Company”), is made effective as of the eighth day following the date Executive signs this Agreement (the “Effective Date”) with reference to the following facts:
A.     Executive has notified the Board of Directors of the Company (the “Board”) of Executive’s intent to retire from the Company.

B.     Executive has agreed to continue to serve as the Company’s President and Chief Executive Officer while the Company recruits a new Chief Executive Officer and, thereafter, to provide advisory services to the Company on an as-needed basis to transition Executive’s duties.

C.    Executive and the Company want to end their relationship amicably and also to establish the obligations of the parties including, without limitation, all amounts due and owing to the Executive.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Resignation. Executive and the Company acknowledge and agree that Executive’s status as an employee of the Company shall continue for a specified term, which shall end effective as of the earliest of (a) August 7, 2024 (or such later date as mutually agreed between the Company and Executive in writing, the “Planned Resignation Date”), (b) the date the Company terminates Executive’s employment for Cause (as defined in that certain Employment Agreement entered into between Executive and the Company effective as of May 28, 2012, as amended (the “Employment Agreement”)) or (c) the date Executive voluntarily resigns Executive’s employment for any reason (the earliest such date, the “Termination Date”). Executive shall continue to serve as a member of the Company’s Board of Directors (the “Board”) through the earlier of the Termination Date or the date of the Company’s 2023 annual meeting of stockholders (such earlier date, the “Board Service Termination Date”). Executive hereby agrees to execute such further document(s) as shall be determined by the Company as necessary or desirable to give effect to the foregoing termination of Executive’s status as a director of the Company as of such earlier date; provided that such documents shall not be inconsistent with any of the terms of this Agreement. Executive further acknowledges and agrees that his status as an officer of the Company, and as a director and/or officer of each of its subsidiaries, shall end effective as of the earlier of the Termination Date or the Transition Date (as defined below). Executive hereby agrees to execute such further document(s) as shall be determined by the Company as necessary or desirable to give effect to the termination of Executive’s status as an officer of the Company and as a director and/or officer of each of its subsidiaries as of such earlier date; provided that such documents shall not be inconsistent with any of the terms of this Agreement.
2.Chief Executive Officer Employment.
(a)Full-Time Employment Period; Duties. During the period (the “Full-Time Employment Period”) commencing on the date hereof and ending on the earlier of (i) the date the Company appoints a new interim or permanent Chief Executive Officer (the “Transition Date”) or (ii) the Termination Date, Executive shall remain employed by the Company as the Company’s President and Chief Executive Officer reporting to the Board. During the Full-Time Employment Period, Executive shall continue to perform such duties as are customarily associated with the positions of President and Chief Executive Officer and such other duties as are assigned to Executive by the Board. During the Full-Time Employment Period, Executive will devote Executive’s best efforts and substantially all of Executive’s business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies) to the business of the Company; provided, however, that Executive will be permitted to serve on the boards of directors of non-competitive private or public companies, including

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continued service on the boards of directors of Molecular Assemblies, Inc. and California Life Sciences Association.
(b)Salary and Benefits Continuation. During the Full-Time Employment Period, Executive will continue to be paid base salary at the rate in effect on the date of this Agreement in accordance with the Company’s regular payroll procedures, accrue paid vacation, be eligible for all employee benefit plans available to senior executives of the Company and continue to vest into outstanding equity awards, in each case, in accordance with their terms and the Employment Agreement. All payments made to Executive during the Full-Time Employment Period will be subject to required withholding taxes and authorized deductions.
(c)Annual Bonus. Executive shall be paid Executive’s annual bonus for fiscal year 2022 based on actual achievement of corporate performance objectives pursuant to the terms and conditions of the Company’s annual performance bonus program and the Employment Agreement. Any earned bonus will be pro-rated based on Executive’s service through the Transition Date.
(d)Protection of Information. Executive reaffirms Executive’s commitment to remain in compliance with that certain Confidential Information, Secrecy, and Invention Agreement entered into between Executive and the Company, as well as Section 7 of the Employment Agreement (together, the “Restrictive Covenants”). Without limiting the foregoing, Executive acknowledges and agrees that, during the Full-Time Employment Period, Executive shall not, directly or indirectly, become employed by or provide assistance to any competitor of the Company.
(e)Continued Effectiveness of Employment Agreement Through Transition Date. Except as otherwise expressly set forth in this Agreement, the Employment Agreement shall remain in full force and effect from the Effective Date until the earlier to occur of (x) the Transition Date, and (y) the Termination Date (and, for the avoidance of doubt, if the Termination Date occurs prior to the Transition Date, the Company’s obligations (e.g., severance pay or benefits) to Executive, if any, shall be determined in accordance with Section 5 of the Employment Agreement). For the avoidance of doubt, other than the Restrictive Covenants, the Employment Agreement shall terminate and be of no further force or effect as of the Transition Date.
3.Transition Period.
(f)Transition Period. In the event that the Transition Date occurs prior to the Termination Date, then during the period of time (the “Transition Period”) commencing on the Transition Date and ending on the Termination Date, Executive shall serve as Strategic Advisor to the Company and shall provide transition services (the “Transition Services”) on an as-requested and as-needed basis in Executive’s areas of expertise and work experience and responsibility. The Company and Executive intend and anticipate that the Transition Services shall require Executive to devote not less than eight hours per week during the first year of the Transition Period and four hours per week for the balance of the Transition Period to the provision of such Transition Services (it being understood that, if such Transition Services are expected to require a material increase in Executive’s time commitment, Executive and the Company shall discuss in good faith amendments to this Agreement, including to Executive’s compensation during the Transition Period to accommodate such increase). The Transition Services shall be provided by telephone, videoconference, or in person or, at the Company’s request, at the Company’s business premises or such other locations as the Company may reasonably designate (subject to reasonable accommodation for restrictions imposed from time to time by applicable federal, state, and local governments as a result of the COVID-19 pandemic and Executive’s scheduling needs). During the Transition Period, Executive agrees to remain in compliance with the Restrictive Covenants. Without limiting the foregoing, Executive acknowledges and agrees that, during the Transition Period, Executive shall not, directly or indirectly, become

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employed by or provide assistance to any competitor of the Company. For the avoidance of doubt, during the Transition Period, Executive will be permitted to engage in outside for-profit business and consulting activities and other outside activities, including, without limitation, supervision of personal investments and activities involving professional, charitable, educational, religious, civic, and similar types of activities, speaking engagements, and serve on the boards of directors of non-competitive private or public companies, including continued service on the boards of directors of Molecular Assemblies, Inc. and California Life Sciences Association; provided, that such activities are not competitive with the Company and do not individually or in the aggregate materially interfere with the performance of the Transition Services in accordance with this Agreement.
(g)Salary and Benefits Continuation. Executive will be paid base salary at the rate of $40,000 per month during the first year of the Transition Period and $20,000 per month for the balance of the Transition Period, in each case, in accordance with the Company’s regular payroll practices, pro-rated for any partial month of service. During the Transition Period, Executive will be eligible for all employee benefit plans available to senior executives of the Company, in accordance with their terms. Notwithstanding the foregoing, as of the Transition Date, Executive shall cease to accrue additional vacation time under the applicable Company policy, and, on the first Company payroll date following the Transition Date, Executive shall be paid an additional lump sum amount equal to (and in full satisfaction of) all Executive’s accrued but unpaid vacation time as of the Transition Date (with such payment based on Executive’s base salary in effect as of immediately prior to the Transition Date). All payments made to Executive during the Transition Period will be subject to required withholding taxes and authorized deductions.
(h)Equity Awards. On the Transition Date, each outstanding option to purchase Company common stock, restricted stock unit and performance stock unit that is unvested as of the Transition Date shall thereupon terminate. Each outstanding option to purchase Company common stock that is vested as of the Transition Date shall remain outstanding pursuant to its terms through the three month anniversary of the Termination Date (or, if earlier, through the date of expiration of an applicable option’s original ten-year term).
(i)COBRA. In the event Executive ceases to be eligible to participate in the Company’s health, dental and/or vision plans as an employee, then if Executive timely elects to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (together with any state equivalent thereof, “COBRA”), the Company shall directly pay the COBRA premiums for Executive and Executive’s covered dependents through the earlier of (i) the third anniversary of the Termination Date (the “Outside Continuation Date”) or (ii) the date Executive and Executive’s covered dependents are no longer eligible for COBRA coverage; provided, that after the Company ceases to directly pay premiums pursuant to the preceding, Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA. Executive acknowledges that Executive shall be solely responsible for all matters relating to Executive’s continuation of coverage pursuant to COBRA, including, without limitation, Executive’s election of such coverage and his timely payment of premiums following the end of the Company’s subsidy obligation (if applicable). Notwithstanding the foregoing, (i) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), under Treasury Regulation Section 1.409A-1(a)(5), (ii) the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), or (iii) Executive’s eligibility for continuation coverage ends prior to the Outside Continuation Date because it is time-limited under the applicable COBRA regime after the eighteen-month anniversary of the applicable COBRA “qualifying event,” then, in each case, in lieu of the Company subsidy described above, the Company shall provide Executive through the Outside Continuation Date with a monthly amount that is sufficient on an after-tax basis for Executive to purchase medical, dental, prescription drug, and vision insurance coverage for Executive

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and his dependents that are each substantially comparable to the applicable Company group medical, dental, prescription drug, and vision insurance in which Executive participated pursuant to COBRA.
(j)SEC Reporting. Executive acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), he will have continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report transactions, if any, in Company common stock for up to six (6) months following the date Executive ceases to serve as a member of the Board. Executive further acknowledges that any transactions by Executive involving Company securities will remain subject to securities laws in all respects, including, without limitation, laws regarding trading on the basis of material nonpublic information.
(k)Protection of Information. Executive agrees that, during the Transition Period and thereafter, Executive will not, except for the purposes of performing the Transition Services, seek to obtain any confidential or proprietary information or materials of the Company.
(l)Expenses and Indemnification. During the Transition Period, the Company shall continue to reimburse Executive for all reasonable, documented, out-of-pocket travel and other business expenses incurred by Executive in the performance of the Transition Services in accordance with the Company’s applicable expense reimbursement policies and procedures. In addition, the Company shall maintain Executive’s coverage under the Company’s directors’ and officers’ indemnification insurance policy at a level no less than in effect as of the Effective Date for a period of no less than six (6) years following the Termination Date.
(m)Taxes. Executive understands and agrees that all payments under this Agreement will be subject to appropriate tax withholding and other deductions. To the extent any taxes may be payable by Executive for the benefits provided to him by this Agreement beyond those withheld by the Company, Executive agrees to pay them himself. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Code, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.
4.Final Paycheck; Payment of Accrued Wages and Expenses. As soon as administratively practicable on or after the Termination Date, the Company will pay Executive all accrued but unpaid base salary and any earned but unpaid annual bonus, subject to standard payroll deductions and withholdings. The Company will also reimburse Executive for all outstanding expenses incurred prior to the Termination Date which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses. Executive is entitled to these payments regardless of whether Executive executes this Agreement.
5.Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and the termination thereof. Executive further acknowledges that, other than the Restrictive Covenants, agreements evidencing Executive’s equity awards (as modified under Section 3(c) hereof) and as explicitly set forth in Sections 2(e) and 12 hereof, this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, the Employment Agreement, any offer letter, employment agreement, bonus plan or arrangement, severance and/or change in control agreement, and each such agreement shall be deemed terminated and of no further effect as of the Effective Date.

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6.Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 6, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, officers, employees, investors or other agents for any reason whatsoever based on anything that is the subject of this release and that has occurred as of the date Executive signs this Agreement.
(n)Released Claims. On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or termination by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; The Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b); Claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of implied or express contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, slander, defamation, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(o)Unreleased Claims. Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iii)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(iv)Claims to accrued but unpaid base salary or any benefit entitlements vested as the date Executive signs this Agreement, pursuant to written

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terms of any Company or affiliate employee benefit plan, program, or policy, including to vested equity awards (in each case giving effect to Sections 2(b), 2(c), and 3(c) hereof);
(v)Claims for indemnification under any indemnification agreement, the Company’s Bylaws or other organizational documents, applicable directors’ and officers’ insurance coverage, or any applicable law;
(vi)Executive’s right to enforce the terms of this Agreement; and
(vii)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.
(p)Acknowledgement. In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:
(i)Executive should consult with an attorney before signing this Agreement;
(ii)Executive has been given at least twenty-one (21) days to consider this Agreement; and
(iii)Executive has seven (7) days after signing this Agreement to revoke it. If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. on the 7th day following Executive’s execution of this Agreement to Karen Frechou-Armijo at karen.armijo@codexis.com. Executive understands that if Executive revokes this Agreement, it will be null and void in its entirety, and Executive will not be entitled to any payments or benefits provided in this Agreement that are not otherwise required by applicable law.
(q)EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
7.Non-Disparagement, Transition and Transfer of Company Property. Executive further agrees that:
(r)Non-Disparagement. Executive agrees that he shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. The Company agrees that it shall not, and it shall instruct its officers and

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members of its Board of Directors to not, disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 7(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.
(s)Transition. Each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties to other executive(s) of the Company.
(t)Transfer of Company Property. On or before the Termination Date, Executive shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he had in his possession, custody or control at the time he signed this Agreement; provided, however, that the Company hereby agrees that Executive may retain a copy of his “rolodex” or other contact information in physical or electronic form (including, without limitation, a copy of Executive’s Microsoft Outlook address book or other similar electronic contact information).
8.Executive Representations. Executive warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will immediately cause it to be withdrawn and dismissed, (b) he has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement, (c) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.
9.No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.
10.Legal Fees. The Company shall promptly reimburse or pay directly on Executive’s behalf all reasonable attorney’s fees and costs incurred by Executive in connection with the negotiation, drafting and finalization of this Agreement, up to a maximum of $35,000.
11.Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.
12.Miscellaneous. This Agreement, collectively with the Restrictive Covenants, any indemnification agreement between Executive and the Company and the Option Agreements, comprises the entire agreement between the parties with regard to the subject matter hereof and

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supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof, including, without limitation, the Employment Agreement (but subject to Section 2(e) of this Agreement). Executive acknowledges that there are no other agreements, written, oral or implied, and that he may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
13.Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.
14.Maintaining Confidential Information. Executive reaffirms his obligations under the Restrictive Covenants. For the avoidance of doubt, nothing in this Agreement or the Restrictive Covenants will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation; provided, however, that Executive may not disclose information of Group, the Company or any of their affiliates that is protected by the attorney-client privilege, except as otherwise required by law. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that he has made such reports or disclosures. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in the Restrictive Covenants or this Agreement: (i) Executive will not be in breach of the Restrictive Covenants or this Agreement, and will not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
15.Executive’s Cooperation.  After the Termination Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment); provided, however, that (i) any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment and (ii) this provision shall not apply to any such investigation or proceeding that arises out of or relates to a dispute between Executive and the Company and/or any of its affiliates or if Executive’s reasonable interests are adverse to the Company or its affiliates in any such investigation or proceeding. The Company agrees to promptly pay or reimburse Executive upon demand for all of Executive’s reasonable travel and other direct expenses reasonably incurred, or to be reasonably incurred, to comply with Executive’s obligations under this Section 15.
(Signature page(s) follow)

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    IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: July 18, 2022
                        /s/ John Nicols______________________
                        John Nicols

                        CODEXIS, INC.
DATED: July 18, 2022

                        By: /s/ Byron Dorgan__________________
    Name: Byron Dorgan
    Title: Chairman of the Board of Directors

[Signature page to Codexis, Inc. - Transition and Separation Agreement]

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